AMENDED AND RESTATED AMENDMENT TO
                      AMENDED AND RESTATED ADMINISTRATION
                                   AGREEMENT
                              DATED JUNE 11, 2014

        THIS AMENDED AND RESTATED AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 11(th) day of June, 2014 (the "AMENDMENT EFFECTIVE DATE"), by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf of LSV Value Equity Fund, LSV Conservative Value Fund, LSV Small Cap Value Fund, LSV Global Value Fund, LSV Global Managed Volatility Fund and LSV US Managed Volatility Fund (collectively, the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, LSV Asset Management, advisor of the Fund Complex, shall be referred to as the "ADVISOR."

          WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12(th) day of November, 2002, amending and restating the Administration Agreement dated as of November 14, 1991 (the "AGREEMENT"); and

        WHEREAS, the parties entered into a Schedule, dated March 15, 1999 ("SCHEDULE"), pursuant to which the Trust agreed to pay for and SEI GFS agreed to provide certain services on behalf of various funds; and

        WHEREAS, the Trust, on behalf of LSV Value Equity Fund, SEI GFS and the Advisor entered into an Amendment to the Agreement on April 1, 2006 (the "ORIGINAL AMENDMENT") pursuant to which the Advisor agreed to pay for and SEI GFS agreed to provide certain services on behalf of LSV Value Equity Fund; and

          WHEREAS, the Trust, on behalf of LSV Value Equity Fund, LSV Conservative Value Fund, LSV Conservative Core Equity Fund and LSV Small Cap Value Fund, SEI GFS and the Advisor entered into an Amended and Restated Amendment to the Agreement on December 15, 2012 (the "2012 AMENDMENT"); and

        WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend and restate the Original Amendment as provided herein.

        NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows: 1.

        1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new schedule is added to the Agreement as set forth in Attachment 1 to this Amendment, which replaces the Schedule previously agreed by the parties pursuant to the 2012 Amendment.

        2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

        3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

          4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

          5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

          THE ADVISORS' INNER CIRCLE FUND,
          ON BEHALF OF

          LSV VALUE EQUITY FUND
          LSV CONSERVATIVE VALUE FUND
          LSV SMALL CAP VALUE FUND
          LSV GLOBAL VALUE FUND
          LSV GLOBAL MANAGED VOLATILITY FUND
          LSV US MANAGED VOLATILITY FUND

          By: /s/ Michael Beattie
          -----------------------
          Name: Michael Beattie
          Title: President

          SEI INVESTMENTS GLOBAL FUNDS SERVICES

          By: /s/ John Alshefski
          ----------------------------
          Name: John Alshefski
          Title: Senior Vice President

          AGREED TO AND ACCEPTED BY:

          LSV VALUE EQUITY FUND
          LSV CONSERVATIVE VALUE FUND
          LSV SMALL CAP VALUE FUND
          LSV GLOBAL VALUE FUND
          LSV GLOBAL MANAGED VOLATILITY
          LSV US MANAGED VOLATILITY

          By: /s/ Kevin Phelan
          ------------------------------
          Name: Kevin Phelan
          Title: Chief Operating Officer

                                  ATTACHMENT 1
                                  SCHEDULE TO
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                         DATED AS OF NOVEMBER 12, 2002
                                    BETWEEN
      THE ADVISORS' INNER CIRCLE FUND, ON BEHALF OF LSV VALUE EQUITY FUND,
                         LSV CONSERVATIVE VALUE FUND,
                           LSV SMALL CAP VALUE FUND,
                        LSV US MANAGED VOLATILITY FUND,
                             LSV GLOBAL VALUE FUND
                                      AND
                       LSV GLOBAL MANAGED VOLATILITY FUND
                                      AND
                     SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUNDS:

LSV Value Equity Fund (2 share classes)
LSV Conservative Value Fund (2 share classes)
LSV Small Cap Value Fund (2 share classes)
LSV US Managed Volatility Fund (2 share classes)
LSV Global Value Fund (2 share classes)
LSV Global Managed Volatility Fund (2 share classes)

FEES:

The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement out of the assets of the applicable Fund, except to the extent the Advisor agrees to waive its fees or reimburse a Fund's expenses. Each Fund will be charged the greater of its pro rata portion of the aggregate Asset Based Fee or its pro rata portion Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:

7.5 basis points on the first $1 Billion in assets
7.0 basis points on assets between $1 Billion and $1.5 Billion
4.0 basis points on assets between $1.5 Billion and $3 Billion
3.5 basis points on assets greater than $3 Billion

The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Funds during the period, allocated to each Fund pro rata based on the assets of each Fund.

ANNUAL MINIMUM FEE:

The Annual Minimum Fee shall be $1,000,000 for the six Funds listed above, including indicated share classes. Any additional Funds added to this Schedule will increase the minimum by $100,000 per Fund. In addition, the Annual Minimum Fee shall be increased by $25,000 for each additional class established after the date hereof, or beyond the first such class in connection with each new Fund.

TERM:

Contract term continues through and until March 31, 2018 and may automatically renew for successive terms of one year each unless either party provides notice of non-renewal at least thirty days prior to the end of the current term.

NEW FUND FEES:

There will be a one-time additional SEI service charge of $10,000 for services provided by SEI GFS in assisting and coordinating the launch of each new Fund on behalf of the Adviser, such fee to be paid by the Adviser by check or electronic wire transfer of immediately available funds to the wire instructions set forth below in advance of SEI GFS beginning performance of the new Fund organization services. For the avoidance of doubt, the New Fund Fee shall not apply in respect of LSV US Managed Volatility Fund, LSV Global Value Fund and LSV Global Managed Volatility Fund. Payments made by wire shall be made pursuant to the following wire instructions:

Wells Fargo Bank
Winston-Salem, NC
ABA # 053000219
SEI Investments Company
Acct # 2079900401288
Ref: LSV -- New Fund

OUT-OF-POCKET EXPENSES:

The Fund Complex will reimburse Administrator for its reasonable out-of-pocket expenses incurred in connection with the performance of services under the Agreement, including, but not limited to travel, lodging, meals, telephone charges, faxes, delivery costs, photocopies and similar expenses.